UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2010

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Indenture and Description of Notes

On January 22, 2010, Kansas City Southern de México, S.A. de C.V. ("KCSM"), a wholly-owned subsidiary of Kansas City Southern (the "Company"), entered into an indenture (the "Indenture") with U.S. Bank National Association, as trustee and paying agent, pursuant to which KCSM issued $300.0 million principal amount of 8% Senior Notes due 2018 (the "Notes").

The Notes are unsecured and unsubordinated obligations of KCSM and will rank equally with all of its current and future unsecured and unsubordinated indebtedness, and senior to all of its subordinated debt. The Notes effectively rank junior to all of KCSM's secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are not guaranteed by any of KCSM's subsidiaries and are therefore effectively subordinated to all liabilities of KCSM's subsidiaries.

The Notes bear interest at a rate of 8% per annum. Interest is payable semiannually on February 1 and August 1 of each year, beginning on August 1, 2010, to persons who are the registered holders of the Notes at the close of business on the immediately preceding January 15 and July 15, respectively.

The Indenture limits the ability of KCSM and its restricted subsidiaries, as applicable, to incur indebtedness, make restricted payments, create restrictions on dividend and certain other payments by restricted subsidiaries, issue and sell capital stock of restricted subsidiaries, permit the issuances of guarantees by restricted subsidiaries, enter into transactions with affiliates, incur liens, enter into sale-leaseback transactions, and sell assets, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), KCSM must commence, within 30 days of the occurrence of the Change of Control, and consummate an offer to purchase all the Notes then outstanding at the purchase price set forth in the Indenture.

In addition, under the Indenture, the Notes may be declared immediately due and payable by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding if any of certain events of default occur and are continuing under the Indenture. Subject to certain qualifications and applicable grace periods as set forth under the Indenture, the events of default include the following:

○ KCSM fails to pay the principal or any premium on a Note on its due date;

○ KCSM fails to pay interest on a Note within 30 days of its due date;

○ KCSM defaults in the performance of or breach of the provisions of the
Indenture applicable to mergers, consolidations, and transfers of substantially all assets or failure to make an offer to purchase the Notes in connection with related covenants;

○ KCSM remains in breach of any other covenant or agreement of the Indenture for 60 days after its receipt of written notice of such failure;

○ the acceleration of, or failure to make a final principal payment due at maturity under, other indebtedness of KCSM or its significant subsidiaries in the amount of $25.0 million or more;

○ any final judgment or order for payment in excess of $35.0 million, that is not covered by insurance, is rendered against KCSM or a significant subsidiary and remains unpaid; and

○ the concession title under which KCSM operates rail lines ceases to grant KCSM rights originally provided therein, such rights become non-exclusive or the rail lines are repossessed for a period of more than 90 days.

In addition, subject to certain qualifications and applicable grace periods as set forth under the Indenture, any of the following events of default result in the Notes becoming immediately due and payable without any act on the part of the trustee or any holder:

○ a court orders bankruptcy, insolvency or similar relief, appoints a receiver or liquidator or requires winding-up or liquidation with respect to KCSM or any significant subsidiary;

○ KCSM or any significant subsidiary commences a voluntary bankruptcy proceeding, consents to the appointment of a receiver or liquidator or effects an assignment for the benefit of creditors; and

○ the concession title under which KCSM operates rail lines is terminated.

The Notes will mature on February 1, 2018. However, KCSM, at its option, may redeem the Notes in whole at any time or in part from time to time, on and after February 1, 2014, upon not less than 30 nor more than 60 days' notice, at the redemption prices set forth in the Indenture. Subject to certain conditions, up to 35% of the principal amount of the Notes is redeemable prior to February 1, 2013, at the redemption price set forth in the Indenture. In addition, the Notes are redeemable, in whole but not in part, at KCSM's option at 100% of their principal amount, together with accrued interest and other amounts required under the Indenture, in the event of certain changes in the Mexican withholding tax rate.

This announcement is not an offer to sell the Notes. The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the foregoing may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.

The above description of the Indenture is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.1.

Registration Rights Agreement

On January 22, 2010, KCSM entered into a registration rights agreement (the "Registration Rights Agreement") with the placement agents (the "Placement Agents") engaged in the offering of the Notes. Pursuant to the terms of the Registration Rights Agreement, KCSM agreed, for the benefit of the holders of the Notes, at the cost of KCSM, to use its reasonable best efforts to:

(i) file a registration statement with respect to a registered offer to exchange the Notes for new exchange notes having terms identical in all material respects to the Notes (except that the exchange notes will not contain transfer restrictions); and

(ii) complete the registered exchange offer within 360 days after the January 22, 2010 closing date of the offering of the Notes.

Promptly after the exchange registration statement has been declared effective, KCSM will commence the registered exchange offer.

The above description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of that agreement attached hereto as Exhibit 4.2.

Placement Agreement

On January 7, 2010, KCSM entered into a placement agreement (the "Placement Agreement") with the Placement Agents, to offer the Notes in a private placement in reliance on Section 4(2) of the Securities Act. Under the Placement Agreement, the Notes are expected to be resold by the Placement Agents to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. persons pursuant to Regulation S under the Securities Act. KCSM is required to file an exchange offer registration statement pertaining to an exchange of the Notes pursuant to the Registration Rights Agreement. The net proceeds received by KCSM from the sale of the Notes were approximately $289.6 million.

The above description of the Placement Agreement is qualified in its entirety by reference to the terms of that agreement attached as Exhibit 10.1 to KCSM's Current Report on Form 8-K filed on January 13, 2010.

News Release

On January 22, 2010, the Company issued a news release announcing that KCSM had accepted for purchase tenders of $290 million aggregate principal amount of its 9⅜% Senior Notes due 2012 (the "2012 Senior Notes"). The 2012 Senior Notes accepted for payment were tendered on or prior to the early tender time deadline of 5:00 p.m., New York City time, January 21, 2010, pursuant to the previously-announced tender offer for the 2010 Senior Notes. A copy of the news release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Indenture, dated January 22, 2010, between Kansas City Southern de México, S.A. de C.V., and U.S. Bank National Association, as trustee and paying agent.

4.2 Registration Rights Agreement, dated January 22, 2010, between Kansas City Southern de México, S.A. de C.V., and Banc of America Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc., BBVA Securities Inc. and BMO Capital Markets Corp.

99.1 News Release issued by Kansas City Southern, dated January 22, 2010, entitled "KCS Announces Acceptance and Payment for Early Tender from Holders of KCSM's 9.375% Senior Notes Due 2012," is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

January 28, 2010	By:	/s/ Michael W. Upchurch

Name: Michael W. Upchurch
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated January 22, 2010, between Kansas City Southern de México, S.A. de C.V., and U.S. Bank National Association, as trustee and paying agent.
4.2	Registration Rights Agreement, dated January 22, 2010, between Kansas City Southern de México, S.A. de C.V., and Banc of America Securities LLC, J.P. Morgan Securities Inc., Scotia Capital (USA) Inc., BBVA Securities Inc. and BMO Capital Markets Corp.
99.1	News Release issued by Kansas City Southern, dated January 22, 2010, entitled "KCS Announces Acceptance and Payment for Early Tender from Holders of KCSM's 9.375% Senior Notes Due 2012."